As filed with the U.S. Securities and Exchange Commission on January 19, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Queen’s Gambit Growth Capital

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	98-1571453
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

55 Hudson Yards, 44th Floor
New York, NY 10001

(917) 907-4618

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Victoria Grace

Chief Executive Officer

55 Hudson Yards, 44th Floor
New York, NY 10001

(917) 907-4618

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Brenda Lenahan E. Ramey Layne Vinson & Elkins L.L.P. 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 (212) 237-0000	P. Michelle Gasaway Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251790

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A Ordinary Shares, $0.0001 par value, and one-third of one warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,137
Class A Ordinary Shares included as part of the units(3)	2,875,000 Shares	—	—	—	(4)
Warrants included as part of the units(3)	958,333 Warrants	—	—	—	(4)
Total			$28,750,000	$3,137	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered and includes 375,000 units, consisting of 375,000 Class A Ordinary Shares and 125,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-251790).

(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended.
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $316,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-251790), which was declared effective by the U.S. Securities and Exchange Commission on January 19, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to registration of 2,875,000 additional units of Queen’s Gambit Growth Capital, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 per share (a “Class A ordinary share”), and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 375,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251790) (the “Prior Registration Statement”), initially filed by the Registrant on December 29, 2020 and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on January 19, 2021. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

Exhibit Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.
5.2	Opinion of Walkers, Cayman Islands Legal Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Vinson & Elkins L.L.P. (to be included in Exhibit 5.1).
23.3	Consent of Walkers, Cayman Islands Legal Counsel to the Registrant (to be included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 19th day of January, 2021.

Queen’s Gambit Growth Capital

By:	/s/ Victoria Grace
Victoria Grace
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on January 19, 2021.

Name	Position

/s/ Victoria Grace	Chief Executive Officer and Director
Victoria Grace	(Principal Executive Officer)

/s/ Anastasia Nyrkovskaya	Chief Financial Officer
Anastasia Nyrkovskaya	(Principal Financial and Accounting Officer)